EX-99.906 CERT

CERTIFICATION

Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Name of Registrant: The Integrity Funds

Date of Form N-CSR: January 31, 20xx

The undersigned, the principal executive officer of The Integrity Funds (the “Registrant”), hereby certifies that, with respect to the Form N-CSR referred to above, to the best of his knowledge and belief, after reasonable inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 8th day of April, 2019.

/s/ Shannon D. Radke
Shannon D. Radke
President, The Integrity Funds

The undersigned, the principal financial officer of the Registrant, hereby certifies that, with respect to the Form N-CSR referred to above, to the best of his knowledge and belief, after reasonably inquiry:

1.	such Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

IN WITNESS WHEREOF, the undersigned has executed this Certification below, as of the 8th day of April, 2019.

/s/ Adam Forthun
Adam Forthun
Treasurer, The Integrity Funds